Exhibit 10

2016 INCENTIVE COMPENSATION PLAN

Old Republic International Corporation (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2016 Incentive Compensation Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1         “Award” shall mean any Option, Other Equity Award or any other right, interest or option relating to Shares, or other property (including cash) granted pursuant to the provisions of the Plan.

2.2         “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, including through an electronic medium.

2.3         “Award Shares” shall mean the shares of Common Stock of the Company, par value $1.00 per share, awarded as an option under Article 4 or Other Equity Award under Article 5.

2.4     "Board" shall mean the Board of Directors of the Company.

2.5         “Change of Control” shall mean (i) the date of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Award Shares of the Company’s Common Stock would be converted into cash, securities or other property; or (ii) the date of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than any sale, lease, exchange or other transfer to any corporation where the Company owns, directly or indirectly, at least 80% of the outstanding voting securities of such corporation after any such transfer; or (iii) the date of any plan or proposal for the liquidation or dissolution of the Company; or (iv) the date any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934), other than the Old Republic International Corporation Employees Savings and Stock Ownership Trust or any other trust established by or contributed to by the Company or any of its Subsidiaries for the benefit of Employees of the Company or its Subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d 3 under the Exchange Act) of 20% or more of the Company’s outstanding stock; or (v) the date, during any period of twenty four (24) consecutive months, on which individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof.  Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code section 409A if the foregoing definition of “Change of Control” were to apply, but would not result in the imposition of any additional tax if the terms “Change of Control” were defined herein to mean a “change of control event” within the meaning of Treasury Regulation 1.409A-3(i)(5), then “Change of Control” shall mean a “change of control event” within the meaning of Treasury Regulation 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Code section 409A.

2.6	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.7         “Committee” shall mean the Compensation Committee of the Board, consisting of no fewer than three Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange (or such other principal securities market on which the Shares are traded).

2.8	“Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m) of the Code.

2.9	“Director” shall mean a non-employee member of the Board.

2.10       "Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person’s becoming an employee of the Company or any Subsidiary.

2.11	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.12        “Fair Market Value” of Shares as of any date shall mean the composite transactions closing price for the Shares on the immediately preceding trading date of the New York Stock Exchange, as published in The Wall Street Journal (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the New York Stock Exchange, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on the New York Stock Exchange or any other securities exchange, the Fair Market Value of Shares shall be an amount, not less than book value, determined by the Committee in its sole discretion.

2.13	“Grant Date” shall mean the date that the Committee grants an award.

2.14        “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.15        “Option Proceeds” shall mean the cash actually received by the Company for the option price in connection with the exercise of Options or options granted under the Prior Plans that are exercised after the effective date of the Plan, plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Options or options granted under the Prior Plans, which tax benefit shall be determined by multiplying (a) the amount that is deductible for federal income tax purposes as a result of any such option exercise (currently equal to the amount upon which the Participant’s withholding tax obligation is calculated), times (b) the maximum federal corporate income tax rate for the year of exercise.

2.16        “Other Equity Award” shall mean stock appreciation rights, restricted stock or other Awards of units having a value equal to an identical number of Shares.

2.17        “Participant” shall mean an individual who is selected by the Committee to receive an Award under the Plan.

2.18	“Payee” shall have the meaning set forth in Section 9.1 hereof.

2.19        “Performance Award” shall mean any Award granted pursuant to Article 6 hereof.

2.20        “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.21	“Permitted Assignee” shall have the meaning set forth in Section 8.3 hereof.

2.22        “Prior Plan” shall mean the Old Republic International Corporation Amended and Restated 2006 Incentive Compensation Plan.

2.23	“Securities Act” shall mean the Securities Act of 1933, as amended.

2.24	“Shares” shall mean the shares of Common Stock of the Company, par value $1.00 per share.

2.25        “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.	ELIGIBILITY, ADMINISTRATION, AND SHARES SUBJECT TO THE PLAN

3.1         Eligibility. Any individuals who, in the discretion of the Committee, are in positions to affect the profitability and growth of the Company shall be eligible to be selected as Participants.

3.2	Administration.

(a)
The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent, and under what circumstances Performance Awards made under the Plan shall be deferred; (vi) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (vii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)
Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(c)
To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the New York Stock Exchange (or such other principal securities market on which the Shares are traded), the Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by law, to one or more executive officers or a committee of executive officers of the Company or its Subsidiaries, the right to grant Awards to Employees who are not executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not executive officers of the Company.

3.3	Number of Shares Subject to the Plan.

(a)	Subject to adjustment as provided in Section 8.2 hereof, the aggregate number of Shares available for Awards issuable pursuant to this Plan, on and after February 24, 2016, shall be 15,000,000.

(b)
If any Shares subject to an Award are forfeited, expire or terminate without issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination or non-issuance, be added back to the number then remaining available for Awards under the Plan.

(c)
In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of Common Stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees prior to such acquisition or combination.

    Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, Treasury shares or shares purchased in the open market or otherwise.

4.	OPTIONS

4.1         Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article 4 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

4.2         Award Agreements. All Options granted pursuant to this Article 4 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article 4 may hold more than one Option granted pursuant to the Plan at the same time.

4.3         Option Price. The option price per each Share purchasable under any Option granted pursuant to this Article 4 shall not be less than 100% of the Fair Market Value of such Share on the Grant Date. Other than pursuant to Section 8.2 hereof, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award, or (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the New York Stock Exchange (or such other principal securities market on which the Shares are traded).

4.4         Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted. The option term shall be measured from the Grant Date.

4.5         Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased, together with the amount required to be withheld by the then current Internal Revenue Code and Regulations and applicable state income taxes. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds). The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

4.6         Amount Exercisable. Each Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to the following percentage limitations and any limitations with respect to the number of Shares for which the Option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the Option.

(a)	Options may be exercised in accordance with the following schedule of vesting:

Annual	Cumulative
10% as of December 31st of the year of the grant	10%
15% as of the second December 31st following the date of the grant	25%
20% as of the third December 31st following the date of the grant	45%
25% as of the fourth December 31st following the date of the grant	70%
30% as of the fifth December 31st following the date of the grant;	100%

(b)
Except as provided in an Award Agreement, if the Participant (i) dies while in the employ of the Company or any Subsidiary, or (ii) retires in good standing from the employ of the Company or any Subsidiary after attaining age 57, or (iii) retires as a result of disability under the then established rules of the Company or the Subsidiary, then options shall vest to the extent of the higher of:

(1)	10% of the number of Shares covered by the Option for each year that the Participant has been employed by the Company or any Subsidiary; or

(2)
the actual vested percentage determined pursuant to the schedule in subparagraph (a) above, plus 50% of the unvested remaining Shares; determined as of the date of the Participant’s death or retirement, with no additional vesting thereafter; or

(c)
If there is any Change of Control of the Company, as defined in Section 2.5, regardless of the resulting price per Share of stock, then Options shall vest in accordance with the vesting provisions set forth in the preceding subparagraph (b) hereof, and any Shares remaining unvested thereafter shall vest in accordance with the vesting schedule in subparagraph (a) above; or

(d)
If the Participant is an Employee of a Subsidiary of the Company at the time that such Subsidiary is voluntarily divested by the Company, then all unvested Options held by the Participant shall become fully vested as of the effective date of such divestiture.

(e)
An Option granted to a Participant who, as of the Grant Date (i) has attained age 65, (ii) is currently an employee of the Company or any Subsidiary, and (iii) has been employed by the Company or any Subsidiary for ten (10 years or longer, shall be fully vested as of the Grant Date.

The right to purchase shall be cumulative and may be exercised as to any Shares not previously purchased during the remainder of the term of the Option.

For purposes of subparagraphs (b) and (e) above, years of employment shall be measured from the date an Employee was first employed by the Company or any Subsidiary and shall include periods of employment prior to the time when the Subsidiary or division of the Company was acquired by the Company.

As used in subparagraph (d) above, the term “divested” refers to the act of divesting and includes, but is not limited to, any sale, transfer, spin-off, reorganization or any other similar transaction or change in corporate structure which results in all or substantially all of the issued and outstanding voting stock of an entity being owned by a third party (or parties) other than the Company.

4.7.         Termination of Options Upon Severance of Employment. Except as otherwise expressly provided herein or in an applicable Award Agreement, Options shall terminate immediately upon severance of the employment relationship between the Company and its Subsidiaries and the Participant. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company and the Subsidiary and the Participant shall be determined by the Committee at the time thereof.

(a)
Death. In the event of the death of a Participant while in the employ of the Company or any Subsidiary and before the date of expiration of an Option held by such Participant, such Option shall terminate on the earlier of its date of expiration or four (4) years following the date of such death. After the death of the Participant, the Participant’s executors, administrators, or any person or persons to whom the Participant’s Option may be transferred by will, by the laws of descent and distribution or by beneficiary designation shall have the right, at any time prior to such termination, to exercise the Option, in whole or in part. The number of Shares vested and exercisable, however, shall be determined as of the date of death, with no further vesting thereafter.

(b)
Retirement. If, before the date of expiration of an Option, the Participant holding the Option shall be retired in good standing from the employ of the Company or any Subsidiary for reasons of age or disability under the then established rules of the Company or the Subsidiary, the Option shall terminate on the earlier of the normal date of expiration or four (4) years after the date of such retirement. In the event of such retirement, the Option shall be exercisable prior to the termination of such Option to the extent to which the Participant was entitled to exercise such Option immediately prior to such retirement unless the provisions of Section 4.6(b) hereof concerning accelerated vesting apply. An employment relationship between the Company and the Participant shall be deemed to exist during any period in which the Participant is employed by the Company or any Subsidiary. If the Participant dies after retirement, but prior to the expiration date of the Option, the Option period shall not be extended but shall terminate on the earlier of the date of expiration or four (4) years after the date of retirement. The number of Shares vested and exercisable, however, shall be determined as of the date of retirement, with no further vesting thereafter.

(c)
Involuntary Severance. In the event of any involuntary severance of the employment relationship between the Participant and the Company and its Subsidiaries, other than following any Change of Control of the Company, such Option shall terminate on the earlier of its scheduled date of expiration or four (4) years from the date of such involuntary severance, unless such involuntary severance of the employment relationship was “for cause”, as that term is defined herein, in which case such Option shall terminate immediately upon the date of such involuntary severance.

As used in subparagraph (c) above, “for cause” shall mean (i) performing an act of dishonesty, fraud, theft, embezzlement, or misappropriation involving the Participant’s employment with the Company, or breach of the duty of loyalty to the Company; (ii) performing an act of race, sex, national origin, religion, disability, or age-based discrimination which, after investigation, counsel to the Company reasonably concludes will result in liability being imposed on the Company and/or the Participant; (iii) material violation of the Company’s policies and procedures including, but not limited to, the Company’s Employee Handbook and/or Code of Business Conduct and Ethics; or (iv) performing any act resulting in a criminal felony charge brought against the Participant or a criminal conviction of the Participant (other than a conviction of a minor traffic violation).

4.8.         Requirements of Law. The Company shall not be required to sell or issue any Shares under any Option if the issuance of such Shares shall constitute a violation by the holder or the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Securities Act, upon exercise of any Option, the Company shall not be required to issue such Shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such Shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. At the request of the Company to enable it to comply with the Securities Act, the person exercising the Option shall also represent in writing that the Shares acquired upon exercise of the Option are being acquired for the holder’s own account for investment and not with a view to resale. In the event the Shares issuable on exercise of an Option are not registered under the Securities Act, the Company may imprint the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act.

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that registration is not required for such sale or transfer.”

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act (as now in effect or as hereafter amended); and in the event any Shares are so registered the Company may remove any legend on certificates representing such Shares. The Company shall make reasonable efforts to cause the exercise of an Option or the issuance of Shares pursuant thereto to comply with any law or regulation of any governmental authority.

4.9.         No Rights as Shareholder. No Option holder shall have rights as a shareholder with respect to Shares covered by the Option until the date of issuance of a stock certificate for such Shares; and, except as otherwise provided in Section 8.2 hereof, no adjustment for dividends, or otherwise, shall be made if the record date thereof is prior to the date of issuance of such certificate.

5.	OTHER EQUITY AWARD

5.1         Other Equity Awards. Other Equity Awards may be granted hereunder to Participants, in addition to other Awards granted under the Plan. Other Equity Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.

5.2         Award Agreements. The terms of Other Equity Awards granted hereunder shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant.

5.3         Payment. Except as provided in Article 7 or as may be provided in an Award Agreement, Other Equity Awards may be paid in Shares, cash or other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Other Equity Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

6.	PERFORMANCE AWARDS

6.1         Grants of Performance Awards. Performance Awards in the form of cash may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and shall be based upon the criteria set forth in Section 7.2 hereof.

6.2         Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Performance Awards need not be the same with respect to each Participant.

6.3         Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee; provided, however, that a Performance Period shall not be shorter than twelve (12) months. The amount of the Award to be distributed shall be conclusively determined by the Committee.

6.4         Payment. Except as may otherwise be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards shall be paid in cash and may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

7.	CODE SECTION 162(m) PROVISIONS

7.1         Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time an Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 7 is applicable to such Award.

7.2         Performance Criteria. If the Committee determines that an Award is subject to this Article 7, the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth; operating income; pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income; division, group or corporate financial goals; return on equity; total shareholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow (before or after dividends); cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital; cash flow return on investment; improvement in or attainment of expense levels or working capital levels; and cash margins. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder. The Committee, in its discretion, may, within the time prescribed by Code section 162(m), adjust or modify the calculation of performance goals for a performance period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

Unless otherwise determined by the Committee at the time a qualified performance-based award is granted, the Committee shall have the authority to specify adjustments or modifications to be made to the calculation of any applicable performance goals based on and in order to appropriately reflect the following events:  (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures and the related costs and expenses; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year, provided that the exercise of such authority at such time would not cause any qualified performance-based award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

7.3         Adjustments. Notwithstanding any provision of the Plan (other than Section 7.5 hereof), with respect to any Award that is subject to this Article 7, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant.

7.4         Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

7.5         Impact of Change of Control. The terms of any Performance Award may provide in the Award Agreement evidencing the Award that, upon a Change of Control of the Company, all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of the Performance Period completed as of the date of the Change of Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed. For purposes hereof, a Change of Control shall mean an event described in Section 2.5.

7.6         Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Performance Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

7.7         Limitations on Grants to Individual Participant. Subject to adjustment as provided in Section 8.2, no Participant may be granted (i) Options during any thirty-six month period with respect to more than 2,000,000 Shares, or (ii) Other Equity Awards that are denominated in Shares in any thirty-six month period with respect to more than 400,000 Shares. In addition to the foregoing, the maximum dollar value payable to any Participant in any twelve-month period with respect to Performance Awards is $3,000,000.

8.	GENERALLY APPLICABLE PROVISIONS

8.1         Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the New York Stock Exchange (or such other principal securities market on which the Shares are traded) provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

8.2         Adjustments. In the event of any change in the outstanding Common Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other change affecting the outstanding shares of Common Stock as a class without the Company’s receipt of consideration, or other equity restructuring within the meaning of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly, FASB Statement 123R), appropriate adjustments shall be made to (i) the aggregate number of Shares with respect to which awards may be made under the Plan pursuant to Section 5(a); (ii) the terms and the number of Shares and/or the Exercise Price per Share of any outstanding Options or Other Equity Awards; and (iii) the share limitations set forth in Section 3.3 hereof.  The Committee shall also make appropriate adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to stockholders other than a normal cash dividend. Adjustments, if any, and any determination or interpretations, made by the Committee shall be final, binding and conclusive. Conversion of any convertible securities of the Company shall be deemed to have been effected for adequate consideration.  Except as expressly provided herein, no issuance by the Company of shares of any class or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

8.3         Transferability of Awards. Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will, living trust or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, an Award may be assigned to a beneficiary pursuant to a written designation filed with the Company during the Participant’s lifetime (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that the Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 8.3.

8.4         Change of Control. Except as provided in an applicable Award Agreement, upon a Change of Control of the Company, all Awards made in accordance with the Plan that were made prior to such Change of Control shall be effected as follows:

(a)	Options granted pursuant to Article 4 shall vest in accordance with Section 4.6(c), unless the Participant’s Award Agreement under which such Award was made provides otherwise.

(b)	Unvested Other Equity Awards granted pursuant to Article 5 shall immediately vest, unless the Participant’s Award Agreement under which such Award was made provides otherwise.

(c)
Unvested Performance Awards granted pursuant to Article 6 shall immediately vest and shall become immediately payable to the Participant unless the Participant’s Award Agreement under which such Award was made provides otherwise.

8.5         Clawback. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is specifically required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise specifically required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.  In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate including, but not limited to, a reacquisition right in respect of previously acquired shares of stock or other cash or property upon the occurrence of a Participant’s termination of employment for cause.

9. MISCELLANEOUS

9.1.         Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant or a Permitted Assignee thereof (any such Participant or Permitted Assignee hereafter referred to as a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of the grant of a Performance Award, the exercise of an Option, or the vesting of an Other Equity Award. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations.

9.2.         Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

9.3.         Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

9.4.         Cancellation of Award. Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

9.5.         Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.6.         Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

9.7.         Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

9.8.         Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

9.9.         Construction. As used in the Plan, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

9.10.                 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

9.11.                 Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Illinois, without reference to principles of conflict of laws, and construed accordingly.

9.12.                 Effective Date of Plan; Termination of Plan. The Plan shall be effective as of February 24, 2016 upon the termination of the Prior Plan and following the Plan’s approval by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company within twelve (12) months after the Plan’s adoption by the Company’s Board of Directors. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time prior to the date of the Plan’s termination, as provided under Section 9.16 hereof, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

9.13.                 Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

9.14.                 Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

9.15.                 Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

9.16.                 Shareholder Approval and Termination. This Plan shall not be effective until it is approved by the affirmative vote of the holders of a majority of the Company’s securities present and entitled to vote at a meeting duly held in accordance with the applicable laws of Delaware. It shall terminate on February 23, 2026, provided, however, that the Board may at any time amend, suspend or terminate the Plan. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall have been theretofore granted, adversely affect the rights of such Participant under such Award.

IN WITNESS WHEREOF, the Company has caused its Chairman and Chief Executive Officer to execute this 2016 Incentive Compensation Plan this 23rd day of February, 2016.

OLD REPUBLIC INTERNATIONAL CORPORATION

By: /s/  A. C. Zucaro
                      A. C. Zucaro, Chairman and Chief Executive Officer